Exhibit 99.(g).3

AMENDMENT TO THE MASTER GLOBAL CUSTODIAL SERVICES AGREEMENT

This Amendment is made to the Master Global Custodial Services Agreement dated March 3rd, 2014 (the “Agreement’) between Citibank, N.A. (“Citibank”) and severally and not jointly John Hancock Bond Trust, John Hancock Funds II, John Hancock Funds III, John Hancock Investment Trust, John Hancock Investment Trust III, and John Hancock Variable Insurance Trust (each a “Client,” and, collectively the “Clients”, together with Citibank, the “Parties”). This amendment shall be effective as of the 10 day of June, 2015.

In consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the Parties agree to the following:

WHEREAS, the Parties have executed the Agreement pursuant to which Citibank provides certain services to the Client;

WHEREAS, the Parties desire to amend Schedule A to the Agreement to: (i) add a new series, John Hancock Emerging Markets Equity Fund, to John Hancock Investment Trust; and (ii) remove John Hancock Global Opportunities Fund, a series of John Hancock Investment Trust; Emerging Leaders Fund (formerly, China Emerging Leaders Fund) and International Growth Equity Fund, each a former series of John Hancock Funds II; and John Hancock International Allocation Portfolio, a former series of John Hancock Funds III.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A attached hereto.

2.	All other terms and conditions of the Agreement remain unchanged and shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to the Agreement to be signed by their respective officers thereunto duly authorized, as of the date set forth above.

CITIBANK, N.A.	SEVERALLY AND NOT JOINTLY ON BEHALF OF:

JOHN HANCOCK BOND TRUST,
JOHN HANCOCK FUNDS II,
JOHN HANCOCK FUNDS III,
JOHN HANCOCK INVESTMENT TRUST,
JOHN HANCOCK INVESTMENT TRUST III, AND
JOHN HANCOCK VARIABLE INSURANCE TRUST

By:	/s/ Robert Wallace	By:	/s/ Andrew G. Arnott

Name:	Robert Wallace	Name:	Andrew G. Arnott

Title:	Managing Director	Title:	President

Amended and Restated Schedule A

To the Master Global Custodial Services Agreement dated as of March 3rd, 2014.

JOHN HANCOCK BOND TRUST

John Hancock Global Conservative Absolute Return Fund

JOHN HANCOCK FUNDS II

Asia Pacific Total Return Bond Fund (formerly Asia Total Return Bond Fund)

Emerging Markets Debt Fund

Emerging Markets Fund

Global Equity Fund

Global Income Fund (formerly Global High Yield Fund)

Global Real Estate Fund

International Small Cap Fund

International Small Company Fund

International Value Fund

International Growth Stock Fund

Global Absolute Return Strategy Fund

Fundamental Global Franchise Fund

International Growth Opportunities Fund

JOHN HANCOCK FUNDS III

John Hancock Global Shareholder Yield Fund

John Hancock International Core Fund

John Hancock International Growth Fund

John Hancock International Value Equity Fund

JOHN HANCOCK INVESTMENT TRUST

John Hancock Emerging Markets Equity Fund

JOHN HANCOCK INVESTMENT TRUST III

John Hancock Greater China Opportunities Fund

JOHN HANCOCK VARIABLE INSURANCE TRUST

Emerging Markets Value Trust

Global Trust

International Core Trust

International Equity Index Trust B

International Small Company Trust

International Value Trust

International Growth Stock Trust